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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date to earliest event reported): March 24, 1998


                             SONIC AUTOMOTIVE, INC.
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               (Exact name of registrant as Specified in Charter)


Delaware                               1-13395                 56-2010790
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(State or Other Jurisdiction         (Commission               (IRS Employer
of Incorporation)                     File Number)           Identification No.)




  5401 East Independence Boulevard
           P.O. Box 18747
      Charlotte, North Carolina                                  28026
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(Address of Principal Executive Offices)                       (Zip Code)



Registrant's telephone number, including area code:  (704) 532-3320



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          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 2.  ACQUISITION OF DISPOSITION OF ASSETS

   On March 24, 1998, Sonic Automotive, Inc. (the "Company") acquired certain tangible and intangible assets, including machinery, equipment, furnishings, automobiles, supplies, accounts and notes receivable, new and used vehicle inventories, parts inventories and supplies, leases, contract rights, and goodwill (the "Assets"), and assumed certain liabilities, including all current liabilities, of M&S Auto Resources, Inc. (d/b/a Clearwater Toyota), Clearwater Auto Resources, Inc. (d/b/a Clearwater Mitsubishi), and Clearwater Collision Center, Inc. (collectively, the "Clearwater Dealerships") pursuant to an Asset Purchase Agreement dated as of December 30, 1997 among the Company, as buyer, the Clearwater Dealership as sellers, and Scott Fink, Michael Cohen, Jeffrey Schuman, and Timothy McCabe as shareholders of the sellers, as amended, by Amendment No. 1 and Supplement to Asset Purchase Agreement dated as of March 24, 1998 (as amended the "Agreement"). Other terms of the Agreement provide for the leasing of the Clearwater Dealerships' real property for a period of ten years from M&S Auto Resources, Inc. with the option to renew for two successive periods of five years each.

   The aggregate consideration for the acquisition was approximately $15 million, consisting of approximately $11.04 million in cash obtained from the Company's Amended and Restated Credit Agreement dated December 15, 1997 with Ford Motor Credit Company, and 3,960 shares of the Company's Class A Series III Convertible Preferred Stock, par value $.01 per share, valued at approximately $3.96 million as of their date of issuance on March 24, 1998. By April 30, 1999, the Company will be required to make an additional payment, not to exceed $1.75 million, equal to 50% of the combined pre-tax earnings of the Clearwater Dealerships for the fiscal year ended December 31, 1998. The amount of consideration paid by the Company was determined through arms length negotiations with the sellers.

   The Assets were used in the operations of two automobile dealerships and a collision repair center. Such operations consisted of selling new and used cars and light trucks, selling replacement parts, providing vehicle maintenance, warranty, paint, and repair services, and arranging financing and insurance. The Company intends to continue such use.

   For additional information concerning the transaction, reference is made to the Agreement and to a press release issued as of January 6, 1998, copies of all of which are attached as exhibits hereto.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(A)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.  Not required

(B) PRO FORMA FINANCIAL INFORMATION. Attached as an exhibit to this report on Form 8-K are the following:

     UNAUDITED PRO FORMA FINANCIAL STATEMENTS REFLECTING THE BUSINESS COMBINATION OF SONIC AUTOMOTIVE, INC. AND CLEARWATER DEALERSHIPS

       Description of Unaudited Pro Forma Financial Statements
       Pro Forma Balance Sheet at December 31, 1997 (Unaudited) and Notes thereto.
       Pro Forma Statement of Income for the Year Ended December 31, 1997 (Unaudited) and Notes thereto.

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  (C)  EXHIBITS


       Exhibit Number                                                  Description
-------------------------------          -----------------------------------------------------------------------
            99.1                           Asset Purchase Agreement dated December 30, 1997
                                           between Sonic Automotive, Inc., as buyer, and M&S
                                           Resources, Inc., Clearwater Auto Resources, Inc., and
                                           Clearwater Collision Center, Inc., as sellers and Scott Fink,
                                           Michael Cohen, Jeffrey Schuman, and Timothy McCabe as
                                           shareholders of the sellers.

            99.2                           Amendment No. 1 and Supplement to
                                           Asset Purchase Agreement dated as of
                                           March 24, 1998 between Sonic
                                           Automotive, Inc., as buyer, and M&S
                                           Resources, Inc., Clearwater Auto
                                           Resources, Inc., and Clearwater
                                           Collision Center, Inc., as sellers
                                           and Scott Fink, Michael Cohen,
                                           Jeffrey Schuman, and Timothy McCabe
                                           as shareholders of the sellers.

            99.3                           Press Release dated January 6, 1998

            99.4                           Unaudited Pro Forma Financial Statements Reflecting the
                                           Business Combination of Sonic Automotive, Inc. and
                                           Clearwater Dealerships for the year
                                           ended December 31, 1997.

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                                   SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         SONIC AUTOMOTIVE, INC.

Date:  March 30, 1998                    By:      /s/  Theodore M. Wright
                                                --------------------------------
                                                  Theodore M. Wright
                                                  Chief Financial Officer, Vice
                                                  President-Finance, Treasurer,
                                                  Secretary and Director

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